SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A
                                 Amendment No. 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Hardinge Inc.
             (Exact name of Registrant as specified in its charter)



New York                                                     16-0470200
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

One Hardinge Drive
Elmira, NY 14902
(Address of principal executive offices)  (Zip code)





Securities to be registered pursuant to Section 12(b)of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
      None                                                   None


Securities to be registered pursuant to Section 12 (g) of the Act:

                         Preferred Stock Purchase Rights
                                (Title of class)




                       An Exhibit Index Appears on Page 5



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Item 1.  Description of Registrant's Securities to be Registered.

                  Incorporates by reference the Registrant's Form 8-A and all Exhibits thereto filed with the Commission on May 23, 1995.

                  Effective August 25, 1997, the American Stock Transfer and Trust Company ("American") resigned as Rights Agent under that certain Rights Agreement ("Agreement") dated May 16, 1995 between American and the Registrant, which Agreement was filed in its entirety as Exhibit 1 to the Registrant's Form 8-A filed on May 23, 1995. Also effective August 25, 1997, The Fifth Third Bank ("Bank") accepted the Registrant's appointment to succeed American as Rights Agent under the Agreement.

                  The Registrant's appointment of the Bank as Rights Agent necessitated modification of the Agreement. The complete text of each modification is set forth in full at Exhibit 1 of this Form 8-A/A. The Registrant does not believe these modifications affect shareholders in any material manner.


Item 2.  Exhibits.

                  1. Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement, dated August 25, 1997, between Hardinge Inc. and The Fifth Third Bank amending the Rights Agreement dated May 16, 1995 and filed with the Commission as Exhibit 1 to the Registrant's Form 8-A on May 23, 1995.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             By: /s/ Malcolm L. Gibson
                                                     Malcolm L. Gibson
                                                     Executive Vice President
                                                     and Chief Financial Officer


Date:  September 29, 1997

                                  EXHIBIT INDEX


Exhibit                                                                    Page
  No.                               Description                             No.

  1               Form of Substitution of Successor Rights Agent             5
             and Amendment No. 1 to Rights Agreement